Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of AJ Greentech Holdings, Ltd. (the “Registrant”) on Form 10-Q for the year ended September 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Chu Li An, as Chief Financial Officer hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)   The Report fully complies with the requirements of section 13(a) or 15(d), as applicable of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: November 27, 2015	By: /s/ Chu Li An
Name: Chu Li An
Title: Chief Financial Officer
(Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to AJ Greentech Holdings, Ltd. and will be retained by AJ Greentech Holdings, Ltd. and furnished to the Securities and Exchange Commission or its staff .